Exhibit 10.4

200,000                                                          January 5, 2002


                               IJOIN SYSTEMS, INC.
                             DEMAND PROMISSORY NOTE


     1. Payment. iJoin Systems, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of Bringood Investment Ltd., or registered assigns ("Holder"), ON DEMAND, the principal sum of Two Hundred Thousand Dollars ($200,000), together with interest at the rate of TEN PERCENT (10%) per annum calculated monthly and paid annually (except as hereinafter provided), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Note may be prepaid in whole or in part at the option of the Company at any time prior to maturity, without premium or penalty.

     2. Holder. By acceptance of this Note, the Holder agrees that it will promptly deliver and surrender this Note to the Company upon full payment hereof, and that it will promptly notify the Company of any disposition of the Note and of the name and address of the transferee of this Note. For purposes of this Note, the Company may assume that the registered Holder is the holder hereunder unless notified to the contrary in the manner provided in Section 6.

     3. Events of Default. If any of the following events (each and "Event of Default") shall occur and be continuing: (a) if the Company defaults in the payment of this Note when such payment shall be demanded; or (b) if the Company or any guarantor of this Note (each, a "Guarantor") shall cease all or substantially all of its business activities other than be reason of force majeure or other cause beyond the Company's or such Guarantor's reasonable control, and the Company or such Guarantor does not resume substantially all of its business activities within sixty (60) days thereafter, or (c) if there occurs any "Event of Default" or other acceleration event or maturity date under any other promissory note secured by any of the Security Documents (as such term is hereinafter defined); or (d) if a receiver, trustee or other such official is appointed for the Company or any Guarantor, or if any proceedings are commenced by or against the Company or any Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and, if such proceedings are instituted against the Company or any Guarantor, the Company or such Guarantor by any action or failure to act indicates its approval of, consent to or, acquiescence therein, or an order shall be entered approving the petition in such proceeding and, within sixty (60) days after the entry thereof, such appointment or order is not vacated, or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; then, the entire principal balance of this Note, together with accrued interest on the principal balance hereof at the rate of ten percent (10%) per annum accrued from the date of the Event of Default, shall automatically become due and payable without requirement of any notice or further demand.

     4. Security. In addition to any other collateral which may be granted from time to time in respect of the Company's obligations hereunder, this Note and the Company's obligations hereunder are secured by (a) a Guaranty of even date herewith issued by iJoin, Inc. and iJoin RSI Acquisition LLC (collectively, the "Guarantors"), (b) a Security Agreement of even date herewith by and among Bringood Investment, Ltd., the Company and the Guarantors, and (c) a Stock Pledge Agreement of even herewith by and between Bringood Investment Ltd., the Company and iJoin, Inc. (collectively, the "Security Documents"). Upon the occurrence and


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during the continuance of any Event of Default, Bringood Investment Ltd. (or any
subsequent Holder) may exercise all rights and remedies provided under such Security Documents, in accordance with the terms thereof.

     5. Certain Waivers. Except as otherwise expressly provided in this Note, the Company hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.

     6. Communications and Notices. Except as otherwise specifically provided herein, all communications and notices provided for in this Note shall be sent by first class mail, facsimile or telegram to the Holder at the Holder's address as provided to the Secretary of the Company from time to time and, if to the Company, at 2505 Second Avenue, Suite 500, Seattle, Washington 98121. Any first-class mail notice provided pursuant to this Section 6 shall be deemed given three business days after being sent by first-class mail. Notices sent by telegram or facsimile shall be deemed received upon delivery. The Company and the Holder may from time to time change their respective addresses, for purposes of this Section 6, by written notice to the other party; provided, however, that notice of such change shall be effective only upon receipt.

     7. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Washington.

     8. Assignment. This Note shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto, provided that the Company may not assign any of its obligations hereunder without the prior written consent of the Holder in each instance.

     9. Waiver and Amendment. No waiver of a right in any instance shall constitute a continuing waiver of successive rights, and any one waiver shall govern only the particular matters waived. Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No course of dealing between the Company and the Holder, or any failure or delay on the party of the Holder in exercising any rights or remedies, or any single or partial exercise of any rights or remedies, shall operate as a waiver or preclude the exercise of any other rights or remedies available to the Holder.

     10. Collection Costs. In the event that the Holder shall place this Note in the hands of an attorney for collection during the continuance of any Event of Default, the Company shall further be liable to the Holder for all costs and expenses (including reasonable attorneys' fees) which may be incurred by the Holder in enforcing this Note.

     IN WITNESS WHEREOF, the Company has executed this Note on the date first above written.

                                      iJoin Systems, Inc.



                                      By:  /s/ Andrei Ermakov
                                           -------------------------------------
                                           Andrei Ermakov, President




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